SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 28, 1995

________________________ADVANTA Corp.____________________________
   (Exact name of registrant as specified in its charter)




_______Delaware__________  _____0-14120________  ______23-1462070__
(State or other jurisdic-  (Commission File      (IRS Employer Identi-
 tion of incorporation)     Number)               fication No.)



Brandywine Corporate Center, 650 Naamans Road, Claymont, Delaware
          (Address of principal executive offices)

                            19703
                         (Zip Code)



Registrant's telephone number, including area code:  (302) 791-4400

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Form 8-K                 Advanta Corp.


Item 5.   Other Events.

As reported in the Company's Annual Report on Form 10-K, the Company currently conducts substantially all of its credit card lending through Colonial National Bank USA ("Colonial National"). Under Federal law, Colonial National may "export" (i.e., charge its customers resident in other states) the finance charges permissible under the law of its state of domicile, Delaware, which state has no usury statute applicable to banks. Consistent with prevailing industry practice, Colonial National also exports credit card fees (including, for example, annual fees, late charges, NSF (returned check) charges and fees for exceeding credit limits) permitted under Delaware law. Litigation involving the legality of exporting such fees has been initiated previously against many other credit card issuers in several states. On June 28, 1995, a purported class action lawsuit challenging Colonial National's right to charge such fees to Pennsylvania residents was filed against Colonial National in the Court of Common Pleas, Philadelphia County, Pennsylvania (Margolies v. Colonial National Bank
USA). While the Company believes its exportation of such fees from Delaware is permissible under the Federal banking laws, the Company further believes that even in the event of an adverse decision in this Pennsylvania litigation, any resultant loss of fees, penalties or other sanctions would not have a material adverse effect on the Company's business. However, the Company cannot quantify what the impact on its business might be if there were to be an adverse determination of this exportation issue nationwide, or in a number of the other states in which similar litigation has been initiated against other credit card issuers.






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Form 8-K                 Advanta Corp.


                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              Advanta Corp.


                              By: /s/ Gene S. Schneyer
                                      Gene S. Schneyer
                                      Vice President,
                                      Secretary and General Counsel




July 12, 1995